EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of FHP International Corporation on Form S-8 (and the related prospectus) pertaining to the FHP International Corporation/TakeCare, Inc. Stock Option Plan of our report dated September 2, 1993 (September 15, 1993 as to Note 13), appearing in and incorporated by reference in the Annual Report on Form 10-K of FHP International Corporation for the year ended June 30, 1993.



/s/Deloitte & Touche
Costa Mesa, California
June 24, 1994